UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

ACROSS AMERICA REAL ESTATE CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 23, 2008, our Board of Directors voted to change our Independent Registered Public Accounting Firm from Cordovano and Honeck LLP to Ehrhardt Keefe Steiner & Hottman, P.C. The firm of Cordovano and Honeck LLP was dismissed as of April 23, 2008. As of that date, Ehrhardt Keefe Steiner & Hottman, P.C. formally accepted us as a client for the fiscal 2008 audit. Cordovano and Honeck LLP has rendered opinions on our audits for the past two years. The change in Independent Registered Public Accounting Firm was a decision of our Board of Directors.

There were no disagreements between us and Cordovano and Honeck LLP with respect to our accounting principles or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former Independent Registered Public Accounting Firm’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, with the exception as to an expressed uncertainty regarding our possible continuation as a going concern, the reports of Cordovano and Honeck LLP for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Cordovano and Honeck LLP to respond fully to inquiries of Ehrhardt Keefe Steiner & Hottman, P.C. concerning our financial statements.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 Letter from the Auditor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008		Across America Real Estate Corp
	By:	/s/ Peter Shepard
Peter Shepard Chief Executive Officer